                                                                     EXHIBIT 4.1




This Certifies That ___________________ is hereby issued ___________________
fully paid and non-assessable Shares of the Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________day of _____________A.D. _______________

                ____________________                    __________________
Secretary                                    President